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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                              --------------------


                                    FORM 8-K

                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the

                         Securities Exchange Act of 1934


         Date of report (Date of earliest event reported): July 9, 2003


                    REPUBLIC ENGINEERED PRODUCTS HOLDINGS LLC
               (Exact Name of Registrant as Specified in Charter)



       Delaware                     333-100581-04              35-2194249
(State or Other Juris-               (Commission             (IRS Employer
diction of Incorporation)            File Number)           Identification No.)


3770 Embassy Parkway,  Akron, Ohio                               44333-8367
(Address of Principal Executive Offices)                          (Zip Code)


Registrant's telephone number, including area code:  (330) 670-3000



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Item 4.  Changes in Registrant's Certifying Accountant

         On July 9, 2003, the Audit Committee of the Board of Directors of the Company determined not to retain its previous auditors, Deloitte and Touche LLP ("Deloitte"), as a result of a competitive bidding process, and to retain KPMG LLP ("KPMG") as the auditor for the Company for fiscal 2003.

         In connection with the audits of the Company and its predecessor of the two fiscal years ended December 31, 2002, and the subsequent interim period through July 9, 2003, there were no disagreements with Deloitte on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures which disagreement, if not resolved to Deloitte's satisfaction, would have caused Deloitte to make reference in connection with its report to the subject matter of the disagreement. During the same time frame, there were also no "reportable events" of the kind contemplated by Item 304(a)(1)(v) of Regulation S-K. Also during the same time frame, KPMG was not consulted on the application of accounting principles to a specified transaction or the type of audit opinion that might be rendered on the Company's financial statements for the fiscal year ended December 31, 2003. Deloitte's report on the financial statements of the Company and its predecessor for the past two fiscal years contained an explanatory paragraph concerning a going concern uncertainty.

         A letter from Deloitte is included as an exhibit to this Form 8-K.

Item 7.     Financial Statements and Exhibits

            (c)  Exhibits

            99.1 Letter from Deloitte & Touche LLP to the Securities and Exchange Commission



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                                   SIGNATURES


                  Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                    REPUBLIC ENGINEERED PRODUCTS
                                    HOLDINGS LLC



Date: July 14, 2003                 By: /s/ Joseph A. Kaczka
                                        ---------------------------------
                                        Chief Financial Officer, Vice President,
                                        Finance and Controller, Treasurer and
                                        Secretary